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                                                                      EXHIBIT 99

[LOGO OF EAST TEXAS FINANCIAL SERVICES, INC. APPEARS HERE]

                     EAST TEXAS FINANCIAL SERVICES, INC.
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                     1200 SOUTH BECKHAM . P.0. BOX 6910 . TYLER, TX 75711-6910 .
                     9O3-593-1767 . FAX 903-593-1094



                                 NEWS RELEASE

For verification, contact:  Gerald W Free, President and CEO
                            Derrell W. Chapman, Vice President/COO/CFO
Telephone:  (903) 593-1767
Fax:        (903) 593-1094

For immediate release, August 20, 1996


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                      EAST TEXAS FINANCIAL SERVICES, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM


     Tyler, Texas, August 20, 1996 --- East Texas Financial Services, Inc., (NASDAQ:ETFS) today announced the completion of its third stock repurchase program. On August 1, 1996, the Company announced its intention to repurchase, in the open market, up to 5% or 56,695 shares of its common stock. Today, the Company announces the completion of the repurchase of all 56,695 shares of the stock at a purchase price of $15.18 per share. The repurchased shares will be placed into treasury stock and be used for general corporate purposes, including the issuance of shares under the Company's stock option plan.

     East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler. The Company issued 1,215,190 shares of stock in its initial public offering completed on January 10, 1995, in conjunction with the conversion of the Association from a federally chartered mutual to stock savings and loan association. The Company now has outstanding 1,077,195 shares of stock.



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                   SERVING THE FINANCIAL NEEDS OF EAST TEXAS